Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

TEPPCO Partners, L.P.:

We consent to the incorporation by reference in the registration statement (No. 333-110207) on Form S-3, the registration statement (No. 33-81976) on Form S-3, and the registration statement (No. 333-82892) on Form S-8 of TEPPCO Partners, L.P. of our report dated April 25, 2005, with respect to the consolidated balance sheet of Texas Eastern Products Pipeline Company, LLC and subsidiary as of December 31, 2004, which report appears in the Form 8-K of TEPPCO Partners, L.P. filed on April 29, 2005.

                                                                                                                KPMG LLP

Houston, Texas

April 29, 2005